LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("the Agreement") is made effective the date written on the signature page, by and between PEKKA TOLONEN of Laivurinkatu 43 A 11, 00150, Helsinki, Finland (the "Licensor") and BLOODHOUND SEARCH TECHNOLOGIES, INC. (the "Licensee"), a Nevada Corporation with an office at 19901 Southwest Freeway, Suite 114, Sugar Land, TX 77479.

                                    RECITALS:

      A. Licensor is a provider of services for strategic information monitoring system utilizing a robust search engine to produce a customized portal for strategic information based on client supplied criteria of keywords, web sites, industry descriptions, related news information, significant industry events, business opportunities, industry statistics, global trends and competitive growth factors in specific industries of a client's choice. This strategic information monitory system is an effective solution to online information overload, as it provides a method to receive and amplify "weak signals" that get buried under media noise that may be significant to a specific topic of industry of a client's choice as it gathers relevant information from online sources, categorizes, condenses, analyzes, displays and archives the information sources to tailor to a client's specific requirements. It can also be used to monitor industry trends and educate employees about the client's business or industry (the "Licensor Services").


      B. Licensee has been organized to develop and operate a business which prinicipally provides services to utilize the Licensor Services and any other services Licensee deems appropriate in the search engine arena or related fields of opportunity..


      C. Licensee wishes to obtain, and Licensor wishes to grant, an irrevocable, perpetual License with respect to the Licensed Materials and any and all sub-licensing rights, title, interest and benefit therefrom, for USA, Canada, Australia, China and Hong Kong.

      D. The parties that Licensee's License be defined by the functional use of the materials and that, by the terms of this Agreement, Licensor also shall not be excluded from using the Licensed Materials to provide services.

      NOW, THEREFORE, in consideration of the parties' promises, the recitals of which constitute consideration for and are incorporated in this Agreement, and other consideration, the sufficiency of which is acknowledged, the parties agree as follows:

                                    ARTICLE I
                                  LICENSE GRANT

1.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, an irrevocable, perpetual license ("License") for any and all Intellectual Property Rights owned or otherwise assertable by Licensor to use the Licensed Materials including sub-licensing rights, for the following purposes and in the following manner (the "Permitted Purposes"):

            1.1.1 For the provision of services for the maintenance, support, installation, marketing, distribution, licensing, sublicensing, and providing customer and technical support of Licensed Materials and modifications as defined in section 1.6 of this agreement.

            1.1.2 The Licensee's internal use and dissemination to employees of Licensee for all activities in furtherance of and consistent with this Agreement.


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            1.1.3 Customizing, modifying, and adding to the Licensed Materials.


            1.1.4 Dissemination of all or part of the Licensed Materials, in the form provided by Licensor or as modified by Licensee, pursuant to appropriate confidentiality, sublicense, or other agreements intended to protect the rights of Licensor and Licensee.


As used in this Agreement, the term "Intellectual Property Rights" shall mean any and all rights to use the Licensed Materials, existing from time to time in any jurisdiction under patent law, copyright law, moral rights law, trade secret law, trademark law, unfair competition law or other similar rights unless mutually agreed upon.

1.2 Licensed Materials as Confidential Information. The Licensed Materials shall be deemed Confidential Information and use in disclosure is subject to the provisions of Article VIII.

1.3 Authorized Licensee Delegates. Licensee may delegate the exercise of License Rights under this Agreement to one or more persons (the "Authorized Licensee Delegates") upon prior written notice to Licensor.

            1.3.1 Prior to any exercise of License Rights, each Authorized Licensee Delegate that is not a wholly owned subsidiary of Licensee or of which Licensee is not a wholly owned subsidiary, shall agree in writing and be bound by this Agreement to the same extent that the Authorized Licensee Delegate would be bound if it were an employee of Licensee.

            1.3.2 Licensee shall be responsible to Licensor for performance of all the obligations under this Agreement assumed by any Authorized Licensee Delegate.

1.4 Modifications of and Additions to Licensed Materials. The parties acknowledge that Licensee may amend, modify, supplement, and add to the Licensed Materials (such new materials are referred to as the "Licensee Additions"). All Licensee Additions shall be and remain the sole property of the Licensee.

                                   ARTICLE II
                         TERM AND TERMINATION OF LICENSE

2.1 Term of License. The License shall be in effect for a perpetual license term.

2.2 Mutual Termination of License. Each party may give the other party sixty
(60) days' written notice to terminate this License Agreement any time one year from the date of this License Agreement should the Licensor Services not be utilized by at least ten customers or should the Licensee not be active in marketing, providing or selling the Licensor Service for a continuous period of more than six months. The License Agreement can also be mutually terminated at any time if both parties choose to do so. In the event of termination, all licensed materials as described in Exhibit A herein and any other materials provided by the Licensor to the Licensee as specified by the Licensor, shall be returned to the Licensee.


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                                   ARTICLE III
                                   LICENSE FEE

3.1 License Fee. Licensee shall pay Licensor a one time license fee in the form of issuance of One Million Five Hundred Thousand (1,500,000) common restrictive shares in the capital of the Licensee as full payment.


                                   ARTICLE IV
                 SUBLICENSING AND SERVICE AGREEMENTS BY LICENSEE

4.1 Sublicense and Service Agreements. Licensee shall enter into only such forms of license and service agreements which adequately protect the Intellectual Property Rights connected with the Licensed Materials and which provide the same equivalent protection for such Rights as is provided for Licensee's similar Intellectual Property Rights in its own proprietary information.

4.2 Terms of Sublicense and Service Agreements. Any form of sublicense or service agreement used by Licensee for transactions that involve the Licensed
Materials:

            4.2.1 Shall include an exclusion of incidental, consequential, special, punitive, or exemplary damage remedies against Licensee and Licensor.

            4.2.2 Shall contain appropriate confidentiality agreements in similar form as Licensee uses to protect its own proprietary information.

                                    ARTICLE V
                             WARRANTIES OF LICENSOR

Licensor warrants and represents to Licensee that:

5.1 Infringement. To the best of its knowledge, Licensors grant of the License and the use of the Licensed Materials by Licensee pursuant to this Agreement will not infringe any valid and subsisting Intellectual Property Right of any person other than the Licensee or an affiliate of Licensee

5.2 Accuracy of Information. To the best of Licensor's knowledge, all information contained in the Licensed Materials is accurate and not misleading. Licensor further warrants that, upon learning of any inaccuracy in or incompleteness of any Licensed Material, Licensor will promptly notify Licensee of such matter and take all actions necessary to make the Licensed Materials complete and accurate or pay the actual, reasonable cost incurred by Licensee in remedying any such physical defects.

5.3 Disclaimer of All Other Warranties and Representations. The express warranties and representation set forth in this Article VI are in lieu of, and LICENSOR DISCLAIMS, ANY AND ALL OTHER WARRANTIES, CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT LICENSOR KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN LICENSEE WITH RESPECT TO THE LICENSED MATERIALS OR SERVICES ARISING THEREFROM.


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

                                   ARTICLE VI
                   LICENSOR'S INFRINGEMENT-DEFENCE OBLIGATION

6.1 Covenant to Defend. As a covenant separate from its non-infringement representation, Licensor, at its own expense, shall defend claims against Licensee by third parties that any use of the Licensed Materials, consistent with this Agreement, constitutes an infringement of an Intellectual Property Right under any applicable law.

6.2 Conditions for Licensor Defence. To be entitled to a defence by Licensor against any such third-party infringement claim:

            6.2.1 Licensee shall advise Licensor of the existence of the claim by the most expeditious reasonable means, immediately upon learning of the assertion of the claim against Licensee (whether or not litigation or any other proceeding has been filed or served); and

            6.2.2 Licensee shall permit Licensor to have the sole right to control the defence and/or settlement of all such claims, so long as no such settlement adversely affects Licensee's ability to exercise the License Rights.


                                   ARTICLE VII
                        INDEMNITY AND DEFENCE OBLIGATIONS

7.1 Mutual Indemnity. Each party (the "Defending Party") shall defend, hold harmless the other party (the "Protected Party") against any and all claims, losses, liabilities, costs and damages (collectively, the "Claims") arising from or relating to any material inaccuracy in any representation, and any material breach of any warranty or covenant under this Agreement.

7.2 Defence Procedure. Each Protected Party seeking to be defended against a claim under this Agreement shall notify the Defending Party within 60 days of the assertion of any Claim(s) or discovery of any fact upon which the Protected Party intends to base a claim for defence and/or indemnification under this Agreement. The Protected Party's failure to so notify a Defending Party shall relieve the Defending Party from any liability under this Agreement to the Protected Party with respect to defence or indemnity with respect to such claim(s).


                                  ARTICLE VIII
                            CONFIDENTIAL INFORMATION

8.1 Definition. As used herein, the term "Confidential Information" means the Licensed Materials and any other information that is proprietary to a party or has been acquired or is being used by such party pursuant to a confidentiality agreement with a third party and which is not generally known in the relevant industry or industry segment and affords possessors of the information a commercial or business advantage over others who do not have such information.

8.2 Illustrative Types of Confidential Information. The term "Confidential Information" may include, but is not limited to, customer information, accounting data, statistical data, research projects, development and marketing plans, customer lists, and insurance payor data.


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

8.3 Exclusions from Confidential Information Status. The term "confidential Information" does not include any information that, through no fault of the receiving party, is or becomes:

            8.3.1 Substantially described in an English language printed publication;

            8.3.2 Developed by or on behalf of the receiving party; or

            8.3.3 Disclosed to the receiving party by a third party not having an obligation of confidence to the owner of such Information.

8.4 Security Conditions. Confidential Information shall be maintained under secure conditions by a receiving party using at least the same security procedures used by such receiving party for the protection of its own Confidential Information.


8.5 Post-Termination Procedures. Upon any termination of the receiving party's right to possess and/or use Confidential Information, the receiving party shall turn over to the owner of the Confidential Information (or, if agreed by such owner, destroy) any disks, tapes, documentation, notes, memorandum, documents, or any other tangible embodiments of any such Information.


                                   ARTICLE IX
                                   ARBITRATION

9.1 All disputes arising out of or relating to the subject matter of this Agreement shall be arbitrated in accordance with the Commercial Arbitration Rules or the American Arbitration Association by a single arbitrator chosen by each party and a single arbitrator agreed to by both parties. If no such agreement of the jointly chosen arbitrator is obtained, then an arbitrator will be appointed by the American Arbitration Association. Each party to such arbitration shall have the disclosure responsibilities mandated by Rule 26(a) of the Federal Rules of Civil Procedure. Discovery shall be governed by Rules 26 through 36 of the Federal Rules of Civil Procedure, except as to any limitations on scope or amount agreed to by the parties or imposed in his sole discretion by the arbitrator. Actions for injunctive relief or any violation of the confidentiality prohibitions of Article IX may be sought in a court of competent jurisdiction without initial reference to arbitration pursuant to this Article. The arbitrator shall have the power to include punitive damages or incidental or consequential damages in the arbitration award and the arbitrator shall have the power to award attorneys fees to the prevailing party. Judgment on the arbitration award in accordance with the Agreement may be entered in the State of Nevada.

                                    ARTICLE X
                               GENERAL PROVISIONS

10.1 Entire Agreement. Except as may be expressly provided otherwise herein this Agreement constitutes the entire agreement between the parties concerning the subject matter thereof. No prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the parties with reference thereto shall be of any force or effect. No modification or amendment to this Agreement shall be valid or binding unless reduced to writing and duly executed by the party or parties to be bound thereby.

10.2 Authority and Other General Warranties. Licensee warrants that it is duly organized and existing under the laws of the jurisdiction of the state of Nevada and it has full power and authority to enter into this Agreement. Each party warrants to the other that:


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

            10.2.1 The execution and/or performance of this Agreement does not and will not violate or interfere with any other agreement of it, which violation or interference would have a material adverse effect on it;

            10.2.2 It will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement and have a material adverse effect on the other party;

            10.2.3 It is not presently the subject of, not the proponent of, any Claim that would have a material adverse effect on the other party; and

            10.2.4 The person(s) executing this Agreement on its behalf has actual authority to bind it to this Agreement.

10.3 Survival of Representations and Warranties. The representations and warranties made herein shall survive the execution of this Agreement and the termination of the License except as may be expressly indicated otherwise.

10.4 Independent Parties. The parties are independent contractors. Except as may be expressly and unambiguously provided in this Agreement, no partnership or joint venture is intended to be created by this Agreement, nor any principal-agent or employer-employee relationship.


10.5 Survival of Restrictive Covenants. The covenants herein concerning Intellectual Property Rights shall be construed as independent of any other provision hereof. The existence of any claim or cause of action by a party, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by the other party of such covenants.

10.6 Partial Invalidity. If any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be void, invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or if incapable of such enforcement, shall be deemed to be deleted form this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

10.7 Assignment. No party may assign any right under this Agreement, and any purported assignment shall be null and void and a breach of this Agreement, except for the following or as otherwise provided herein:

            10.7.1 Either party may assign this Agreement with the express prior written consent of the other party.

            10.7.2 Any party may assign all of its rights indivisibly to an entity in which a party owns more that 50% of the voting interests of a party, and which agrees in writing to comply with the party's obligations under, and to be bound by, this Agreement.

            10.7.3 Either party may assign all of its rights indivisibly (but not divisibly) in connection with a sale or other disposition of substantially all the assets of that party's business relating to the Licensed Materials to a single acquiring entity. The acquiring entity must agree in writing to comply with the assigning party's obligations under, and to be bound by, this Agreement.


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

            10.8 Notices. Any notices provided or required under the terms of this Agreement shall be effective immediately when provided by verified facsimile transmission or personal our courier delivery two business days after being deposited with a nationally recognized overnight courier, and addressed as follows:


            If to LICENSOR:  Pekka Tolonen
                             Laivurinkatu 43 A 11, 00150 Helsinki
                             Finland


            If to LICENSEE:  Bloodhound Search Technologies, Inc.
                             19901 Southwest Freeway, Suite 114,
                             Texas 77479, USA

10.9 No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

10.10 Choice of Law. This agreement shall be interpreted and enforced in accordance with the laws of State of Nevada.

10.11 Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns permitted by this Agreement.

10.12 Article Headings. The article headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

10.13 Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Each person signing below represent that he has read this Agreement in its entirety (including all Schedules and Exhibits), understands its terms, and on behalf of the party indicated below by his name agrees that such party shall be bound by those terms.

EXECUTED AS OF the dates written below, to be effective January 20, 2006


LICENSOR:


/s/ Pekka Tolonen


PEKKA TOLONEN


LICENSEE:


BLOODHOUND SEARCH TECHNOLOGIES, INC.


Per:


/s/ David Campbell


David Campbell, CEO


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

                                    EXHIBIT A


                                  DELIVERABLE:


SIMS is based on scalable architecture, which allows flexibility to handle increasing customer volumes, and optimize page load-up responses while placing the services physically in servers of the target countries.

SIMS consists of SIMS Core and SIMS Client. SIMS Core is implemented in Perl/Lisp programming languages, and uses concurrent processes called Daemons to process information fetching, extraction, filtering, categorization, condensation, site generation and site FTP mirroring according to the customer specifications.

The Daemons may reside in one computer, or in a network of computers to scale to handle the extraction tasks needed.

SIMS Core runs on Unix/Linux Operating System in one or multiple Apache Servers.

SIMS Client uses HTML, SHTML, JavaScript and Perl for web site display, user-interaction and custom searches and runs on Unix/Linux Operating System in one or multiple Apache Servers.


The Licensed Materials and Licensee Additions shall include all source code, object code, html, shtml, database architectures and system documentation related to the application of the scope of the license.

                          ADDENDUM TO LICENSE AGREEMENT
                                DATED 01/20/2006


      As a condition to receiving 1,500,000 shares of common stock of the Licensee (the "Shares") pursuant to the terms and provisions of the License Agreement being executed simultaneous herewith, Pekka Tolonen hereby acknowledges, represents and warrants to, and agrees with, the Licensee as follows:

      (a) The undersigned is acquiring the Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any portion thereof. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares for which the undersigned is subscribing or any part of the Shares.

      (b) The undersigned understands that the Licensee is under no obligation to register the Shares under the Securities Act of 1933, as amended (the "Act"), or to assist the undersigned in complying with the Act or the securities laws of any state of the United States or of any foreign jurisdiction.

      (c) The undersigned is (i) experienced in making investments in development stage companies such as the Licensee, (ii) able, by reason of his business and financial experience and professional advisors (who are not affiliated with or compensated in any way by the Licensee or any of its affiliates), to protect his own interests in connection with the receipt of the Shares, and (iii) able to afford the entire loss of its investment in the Shares.

      (d) The undersigned acknowledges his understanding that the offering and sale of the Shares is intended to be exempt from registration under the Act. In furtherance thereof, the undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention.

      (e) The undersigned is not relying on the Licensee or its affiliates or agents with respect to economic considerations involved in this investment. The undersigned has relied solely on its own advisors. The undersigned has carefully reviewed all of the Licensee's filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (f) No representations or warranties have been made to the undersigned by the Licensee, or any officer, employee, agent, affiliate or subsidiary of the Licensee, other than the representations of the Licensee contained herein, and in subscribing for Shares the undersigned is not relying upon any representations other than those contained herein.

      (g) The undersigned is not relying upon any other information, representation or warranty by the Licensee or any officer, director, stockholder, agent or representative of the Licensee in determining to accept the Shares in consideration for the License.


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

      (h) The undersigned is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Shares or the Licensee, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Licensee.

      (i) The undersigned understands that the price of the Shares offered hereby bear no relation to the assets, book value or net worth of the Licensee and were determined arbitrarily by the Licensee. The undersigned further understands that there is a substantial risk of further dilution on his or its investment in the Licensee.

      (j) Any resale of the Shares during the `distribution compliance period' as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The undersigned will not offer to sell or sell the Shares in any jurisdiction unless he obtains all required consents, if any.

      (k) The undersigned understands that the Shares are being offered and sold to him in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Act and that the Licensee is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.

      In this regard, the undersigned represents, warrants and agrees that he is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Act) of the Licensee and is not acquiring the Shares for the account or benefit of a U.S. Person. The undersigned is not a resident of the United States. At the time of the origination of contact concerning this license agreement and the date of the execution and delivery of the License, the undersigned was outside of the United States.


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

      The undersigned will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the "Restricted Period"), offer, sell, pledge or otherwise transfer the Shares in the U.S., or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S. The undersigned will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws. The undersigned was not in the U.S., engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap. Neither the undersigned nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the undersigned and any person acting on his behalf have complied and will comply with the "offering restrictions" requirements of Regulation S under the Securities Act. The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the U.S. or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Act. Neither the undersigned nor any person acting on his behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The undersigned agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

      (l) Each certificate representing the Shares shall be endorsed with the legends below, in addition to any other legend required to be placed thereon by applicable federal or state securities laws. The undersigned consents to the Licensee making a notation on its records or giving instructions to any transfer agent of the Licensee in order to implement the restrictions on transfer of the Shares.

            (A) "THE SHARES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT")) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT."

            (B) "TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."


Date:    January 20, 2006                   /s/ Pekka Tolonen
                                            ------------------------------------
                                                Pekka Tolonen

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